Exhibit 99.1

LIGHTHOUSE POINT CASINO TO BE EXPANDED, REBRANDED AS
TROP CASINO GREENVILLE
Jubilee Casino in Greenville to Close Mid-April

GREENVILLE, Miss., Feb. 14, 2012 /PRNewswire/ - Tropicana Entertainment Inc. (the “Company”) announced today that Lighthouse Point Casino in Greenville, Mississippi, will be expanded and rebranded as Trop Casino Greenville.

Expected to debut in early May 2012, Trop Casino Greenville will feature a new land-side casino floor with new gaming machines, an improved dining experience at the new Big Waters Grille and other renovations to create a new and improved entertainment experience for customers in the Greenville region. The Company estimates that the expansion of Lighthouse Point Casino into Trop Casino Greenville will cost approximately $6.8 million and is expected to create approximately 120 construction jobs.

“We are excited to announce this project for the Delta region because we are confident that our newly expanded and rebranded property will help us provide an outstanding entertainment experience, attract new customers and serve as an important anchor for Greenville's outstanding downtown revitalization efforts,” said Chris Strobbe, regional general manager of Lighthouse Point and Jubilee casinos.

As part of the project, the operations of Jubilee Casino, also located in Greenville, will be consolidated into Trop Casino Greenville and the current Jubilee Casino riverboat facility will be closed, currently expected to occur in mid-April. Strobbe continued, “We will transfer many of our dedicated employees from Jubilee to Trop Casino Greenville to accommodate the expanded operation, and employees not transferred will certainly be considered for future positions.”

The newly rebranded and expanded facility will feature approximately 550 slot machines and 7 table games, as well as an improved customer experience with convenient parking and easy access to the gaming floor. Trop Casino Greenville also includes the nearby Greenville Inn & Suites, a 41-room suite hotel owned and operated by the Company, which offers free shuttle service to and from the casino. Additionally, Trop Casino Greenville customers will benefit from the introduction of the Trop Advantage® customer rewards program, which will allow customers to redeem rewards at the Greenville facility or at other Tropicana properties located in Indiana, Louisiana, Nevada, New Jersey and Aruba.

“The introduction of Trop Casino Greenville will be a big win for downtown revitalization in Greenville,” said Betty Lynn Cameron, director of Main Street Greenville. “A more upscale entertainment facility will enhance a visitor's experience and also our ability to attract new businesses and more people to Greenville… especially downtown.”

About Tropicana Entertainment, Inc.
Tropicana Entertainment Inc. is a publicly traded company that, along with its affiliates, owns or operates 9 casinos and resorts in Indiana, Louisiana, Mississippi, Nevada, New Jersey and Aruba including approximately 6,048 hotel rooms, 7,583 slot positions and 231 table games. The company is based in Las Vegas, Nevada.

Cautionary Note Regarding Forward-Looking Statements. This press release contains statements relating to the Company's plans, objectives, expectations and intentions, events and plans that are forward-looking statements. Forward-looking statements represent the Company's estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the Company's plans to expand Lighthouse Point Casino and rebrand the property as Trop Casino Greenville, and the timing for such plans, the Company's plans to consolidate the operations of its Jubilee Casino, anticipated benefits

Exhibit 99.1

of the Company's capital expenditures and marketing programs, statements regarding the Company's current plans regarding its employees, and statements regarding any potential benefits to Greenville as a result of the Company's expansion plans. These forward-looking statements are based upon assumptions made by the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, without limitation, any difficulties, delays, unanticipated costs or other challenges to consummating such expansion and consolidation efforts, in whole or in part, in a timely manner, and the additional risk factors described in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
Chris Strobbe
Regional General Manager
(662) 379-4142

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